Exhibit 99

NEWS RELEASE
Contact:	William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2010

FOURTH QUARTER AND FULL YEAR EARNINGS

•	Net Income of $2.3 million for 2010 fourth quarter, up from $555,000 in the fourth quarter of 2009

•	Provision for Loan Losses of $5.7 million, down from $8.5 million in the fourth quarter of 2009

•	Expenses related to core system conversion of $802,000 in the fourth quarter

•	Positive valuation adjustment of $1.1 million on Mortgage Servicing Rights

DEFIANCE, OHIO (January 24, 2011) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for the fiscal year ended December 31, 2010 totaled $8.1 million, or $.75 per diluted common share compared to $7.2 million or $.63 per diluted common share for the year ended December 31, 2009. The 2010 twelve month results included $1.3 million of core conversion related charges associated with the successful conversion to a new core processing provider. For the fourth quarter ended December 31, 2010, First Defiance earned $2.3 million or $.22 per diluted common share compared to $555,000 or $0.01 per diluted common share for the fourth quarter of 2009. The fourth quarter of 2010 included $802,000 of core conversion charges.

“I am pleased to report that despite the very difficult operating environment in 2010, First Defiance Financial Corp. was once again profitable,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “Our core operating metrics remained strong throughout the year and asset quality stabilized in the last half of the year. Plus, Net Income is up on both a quarterly and full year basis.”

Credit Quality

The fourth quarter 2010 results include expense for provision for loan losses of $5.7 million, compared with $8.5 million in the same period in 2009 and $5.2 million in the third quarter of 2010. “We have been working to strengthen the reserve for loan loss to adequately cover probable future credit losses in this challenging credit environment,” said Small. “The allowance for loan loss as a percentage of total loans increased slightly to 2.70% at December 31, 2010 from 2.66% at September 30, 2010 and 2.26% at December 31, 2009.”

Non-performing loans totaled $47.1 million at December 31, 2010, down from $47.9 million at December 31, 2009. The December 31, 2010 balance included $41.0 million of loans that are on non-accrual or 90 days past due and another $6.1 million of loans considered non-performing because of changes in terms granted to borrowers, although the loans are still accruing interest. In addition, First Defiance had $9.6 million of Real Estate Owned at December 31, 2010, down from $13.5 million at December 31, 2009. For the fourth quarter of 2010, First Defiance recorded net charge-offs of $5.9 million, which represented 1.58% of average loans outstanding (annualized) for the quarter, compared with 0.70% in the third quarter of 2010 and 0.79% in the fourth quarter of 2009.

“Asset quality continues to have an impact on earnings in this economy,” Small said. “We are still dealing with uncertainty in the commercial real estate market and stubbornly high unemployment rates in our region. However, we had a slight improvement in the fourth quarter over the third quarter results in the level of non-performing assets. We hope this indicates a positive trend.”

Core System Conversion

The company successfully converted its core systems in the fourth quarter, with no significant service interruptions or client impact. “The core conversion project consumed significant resources, in both capital and staff terms,” said Small. “The reach of this project was pervasive, and it took many months to unfold. I am proud of the conversion team and their efforts, as they consistently placed client needs first and worked to mitigate any negative effects. We can now move on to maximizing the advantages of the new system.”

Net Interest Margin

Net interest income increased to $17.8 million in the fourth quarter of 2010 compared to $17.5 million in the 2009 fourth quarter, and was flat with the third quarter of 2010, which was $17.8 million. Net interest margin was 3.89% for the 2010 fourth quarter compared to 3.94% in the third quarter of 2010 and 3.82% in the fourth quarter of 2009. Yield on interest earning assets declined by 36 basis points, to 5.09% in the fourth quarter of 2010 from 5.45% in the 2009 fourth quarter, while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 45 basis points, to 1.22% from 1.67%.

“We are pleased with the stability of our net interest margin for the quarter,” said Small. “We will continue to look for pricing and other opportunities to maintain our margin in this extended low rate environment.”

Non-Interest Income

Non-interest income for the 2010 fourth quarter increased to $7.6 million from $5.6 million in the fourth quarter of 2009. Loss on investment securities was $14,000 for the fourth quarter of 2010, compared with a loss of $1.4 million net of a gain of $5,000 in the fourth quarter of 2009. Mortgage banking income increased to $2.7 million in the fourth quarter of 2010, compared with $2.1 million in the same period in 2009. Gains from the sale of mortgage loans increased in the fourth quarter of 2010 to $1.8 million from $1.5 million in the fourth quarter of 2009. Mortgage loan servicing revenue increased slightly to $856,000 in the fourth quarter 2010 over the fourth quarter of 2009.

First Defiance recorded a positive valuation adjustment of $1.1 million on mortgage servicing rights (MSR) in the fourth quarter of 2010, compared with $397,000 in the fourth quarter of 2009. The MSR valuation adjustment is a reflection of the increase in the fair value of certain sectors of the Company’s portfolio of mortgage servicing rights.

“Mortgage banking income for the quarter was strong, with originations of $154 million,” commented Small. “This was an increase from the third quarter; our production clearly benefited from the low rate environment. However, we did see originations begin to slow in December and as the pipeline works down we anticipate lower production through the first part of 2011.”

Non-Interest Expenses

Total non-interest expense was $16.5 million for the quarter ended December 31, 2010, an increase from the $14.6 million of non-interest expense in the fourth quarter of 2009. The fourth quarter of 2010 included $802,000 of core conversion related charges.

Compensation and benefits increased by $845,000 compared to the 2009 fourth quarter. FDIC insurance expense increased to $885,000 in the fourth quarter of 2010 from $637,000 in the same period of 2009 as a result of the FDIC rate increases and higher insured deposits. Other non-interest expense increased to $4.4 million in the fourth quarter of 2010 from $3.7 million in the fourth quarter of 2009. Credit, collection and OREO-related costs were $934,000 in the quarter, a $283,000 reduction over the fourth quarter of 2009. Deferred compensation expense increased $162,000 from the fourth quarter of 2009. These increases were partially offset by decreases in marketing and miscellaneous other operating expenses.

Annual Results

On an annual basis, earnings for 2010 were $8.1 million compared with $7.2 million in 2009. Net interest income for 2010 totaled $70.2 million, a $2.8 million or 4.2% increase over 2009. Average interest-earning assets increased to $1.836 billion for 2010 compared to $1.822 billion in 2009. Net interest margin for 2010 was 3.89%, compared with 3.76% for 2009.

The provision for loan losses for 2010 was $23.2 million, which was even with the $23.2 million in 2009.

Non-interest income for the twelve month period ended December 31, 2010 was $27.6 million compared to $26.3 million during the same period of 2009. The 2010 results include securities losses of $339,000, of which $331,000 related to OTTI charges recognized for impaired investment securities. The 2009 securities losses of $3.7 million included $3.9 million related to OTTI which was partially offset by securities gains of $284,000. Service fees and other charges were $12.7 million for the year compared to $13.5 million during 2009. Mortgage banking income for 2010 was $7.8 million, down from $9.7 million in 2009. Non-interest expense increased to $63.5 million for the full year of 2010 from $60.5 million in 2009. Excluding the core conversion related charges in 2010 of $1.3 million, non-interest expense increased by 2.7%. FDIC insurance expense increased to $3.8 million from $3.4 million in 2009.

Non-interest expense also includes $5.5 million of credit, collection and OREO-related costs compared with $3.4 million in 2009. The year over year decrease in expense relating to deferred compensation was $175,000.

Total Assets at $2.04 Billion

Total assets at December 31, 2010 were $2.04 billion, compared to $2.06 billion at December 31, 2009. Net loans receivable (excluding loans held for sale) were $1.48 billion at December 31, 2010 compared to $1.58 billion at December 31, 2009. Total cash and cash equivalents were $169.2 million at December 31, 2010 compared with $121.1 million at December 31, 2009, an increase of $48.1 million. Total deposits at December 31, 2010 were $1.58 billion, unchanged from December 31, 2009. Non-interest bearing deposits at December 31, 2010 were $216.7 million compared to $189.1 million at December 31, 2009. Total stockholders’ equity was $240.3 million at December 31, 2010 compared to $234.1 million at the December 31, 2009. Also at December 31, 2010, goodwill and other intangible assets totaled $63.7 million compared to $63.5 million at December 31, 2009.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, January 25, 2011 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-800-860-2442. A live webcast may be accessed at http://www.talkpoint.com/viewer/starthere.asp?Pres=133653.

Audio replay of the Internet Web cast will be available at www.fdef.com until February 28, 2011 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance, Archbold, Bryan and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

(in thousands)	(Unaudited) December 31, 2010	December 31, 2009
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$26,164	$29,613
Interest-bearing deposits	143,000	91,503

	169,164	121,116

Securities
Available-for sale, carried at fair value	165,252	137,458
Held-to-maturity, carried at amortized cost	839	1,920

	166,091	139,378

Loans	1,519,503	1,617,122
Allowance for loan losses	(41,080)	(36,547)

Loans, net	1,478,423	1,580,575
Loans held for sale	18,127	10,346
Mortgage servicing rights	9,477	8,958
Accrued interest receivable	6,374	6,851
Federal Home Loan Bank stock	21,012	21,376
Bank Owned Life Insurance	34,979	30,804
Office properties and equipment	41,743	43,597
Real estate and other assets held for sale	9,591	13,527
Goodwill	57,556	56,585
Core deposit and other intangibles	6,128	6,888
Deferred taxes	6,799	3,289
Other assets	11,047	14,233

Total Assets	$2,036,511	$2,057,523

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$216,699	$189,132
Interest-bearing deposits	1,358,720	1,391,094

Total deposits	1,575,419	1,580,226
Advances from Federal Home Loan Bank	116,885	146,927
Notes payable and other interest-bearing liabilities	56,247	48,398
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	937	665
Other liabilities	10,609	11,138

Total liabilities	1,796,180	1,823,437
Stockholders’ Equity
Preferred stock-including warrants and amortization of discount on preferred shares	36,463	36,293
Common stock, net	127	127
Common stock warrant	878	878
Additional paid-in-capital	140,845	140,677
Accumulated other comprehensive income (loss)	(342)	(158)
Retained earnings	134,988	128,900
Treasury stock, at cost	(72,628)	(72,631)

Total stockholders’ equity	240,331	234,086

Total Liabilities and Stockholders’ Equity	$2,036,511	$2,057,523

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009
Interest Income:
Loans	$21,524	$23,473	$88,628	$93,702
Investment securities	1,499	1,385	6,055	5,773
Interest-bearing deposits	105	60	303	149
FHLB stock dividends	201	229	879	955

Total interest income	23,329	25,147	95,865	100,579
Interest Expense:
Deposits	4,030	5,896	19,222	26,102
FHLB advances and other	1,086	1,249	4,711	5,114
Subordinated debentures	332	332	1,314	1,471
Notes Payable	126	137	455	570

Total interest expense	5,574	7,614	25,702	33,257

Net interest income	17,755	17,533	70,163	67,322
Provision for loan losses	5,652	8,470	23,177	23,232

Net interest income after provision for loan losses	12,103	9,063	46,986	44,090
Non-interest Income:
Service fees and other charges	2,884	3,514	12,740	13,503
Mortgage banking income	2,733	2,070	7,847	9,747
Gain on sale of non-mortgage loans	419	13	516	264
Gain/(Loss) on sale of securities	(14)	5	(8)	284
Impairment on securities	—	(1,399)	(331)	(3,940)
Insurance and investment sales commissions	1,302	1,076	5,140	5,021
Trust income	135	109	507	415
Income from Bank Owned Life Insurance	229	219	1,146	557
Other non-interest income	(134)	(31)	33	444

Total Non-interest Income	7,554	5,576	27,590	26,295
Non-interest Expense:
Compensation and benefits	7,242	6,397	27,403	27,898
Occupancy	1,784	1,951	7,048	7,852
FDIC insurance premium	885	637	3,766	3,350
State franchise tax	467	326	2,088	1,994
Data processing	1,353	1,211	4,909	4,541
Amortization of intangibles	356	355	1,495	1,456
One time acquisition related charges	10	—	63	—
Other non-interest expense	4,388	3,732	16,691	13,433

Total Non-interest Expense	16,485	14,609	63,463	60,524

Income before income taxes	3,172	30	11,113	9,861
Income taxes	904	(525)	3,004	2,667

Net Income	$2,268	$555	$8,109	$7,194

Dividends Accrued on Preferred Shares	(463)	(447)	(1,850)	(1,850)
Accretion on Preferred Shares	(43)	(41)	(171)	(160)

Net Income Applicable to Common Shares	$1,762	$67	$6,088	$5,184

Earnings per common share:
Basic	$0.22	$0.01	$0.75	$0.64
Diluted	$0.22	$0.01	$0.75	$0.63

Core operating earnings per common share*:
Basic	$0.22	$0.01	$0.75	$0.64
Diluted	$0.22	$0.01	$0.75	$0.63

Average Shares Outstanding:
Basic	8,118	8,117	8,118	8,117
Diluted	8,178	8,265	8,153	8,196

*	- See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited)			(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(dollars in thousands, except per share data)	2010	2009	% change	2010	2009	% change
Summary of Operations

Tax-equivalent interest income (1)	$23,651	$25,434	(7.0%)	$97,108	$101,727	(4.5%)
Interest expense	5,574	7,614	(26.8)	25,702	33,257	(22.7)
Tax-equivalent net interest income (1)	18,077	17,820	1.4	71,406	68,470	4.3
Provision for loan losses	5,652	8,470	(33.3)	23,177	23,232	(0.2)
Tax-equivalent NII after provision for loan loss (1)	12,425	9,350	32.9	48,229	45,238	6.6
Investment Securities gains (losses)	(14)	5	(380.0)	(8)	284	(102.8)
Impairment losses on securities	—	(1,399)	(100.0)	(331)	(3,940)	(91.6)
Non-interest income-excluding securities losses	7,568	6,970	8.6	27,929	29,951	(6.8)
Non-interest expense	16,485	14,609	12.8	63,463	60,524	4.9
Non-interest expense-excluding non-core charges	16,475	14,609	12.8	63,400	60,524	4.8
One time acquisition related charges	10	—	NM	63	—	NM
Income taxes	904	(525)	(272.2)	3,004	2,667	12.6
Net Income	2,268	555	308.6	8,109	7,194	12.7
Dividends Declared on Preferred Shares	(463)	(447)	3.6	(1,850)	(1,850)	—
Accretion on Preferred Shares	(43)	(41)	4.9	(171)	(160)	6.9
Net Income Applicable to Common Shares	1,762	67	2,529.9	6,088	5,184	17.4
Core operating earnings (2)	2,274	555	309.7	8,150	7,194	13.3
Tax equivalent adjustment (1)	322	287	12.2	1,243	1,148	8.3
At Period End
Assets	2,036,511	2,057,523	(1.0)
Earning assets	1,867,733	1,879,725	(0.6)
Loans	1,519,503	1,617,122	(6.0)
Allowance for loan losses	41,080	36,547	12.4
Deposits	1,575,419	1,580,226	(0.3)
Stockholders’ equity	240,331	234,086	2.7
Average Balances
Assets	2,063,965	2,058,219	0.3	2,054,808	2,025,233	1.5
Earning assets	1,844,206	1,852,401	(0.4)	1,836,322	1,822,273	0.8
Deposits and interest-bearing liabilities	1,805,620	1,805,090	0.0	1,800,749	1,774,772	1.5
Loans	1,496,374	1,600,265	(6.5)	1,538,388	1,600,725	(3.9)
Deposits	1,601,516	1,572,399	1.9	1,590,194	1,547,339	2.8
Stockholders’ equity	241,902	235,152	2.9	238,795	232,719	2.6
Stockholders’ equity / assets	11.72%	11.43%	2.6	11.62%	11.49%	1.1
Per Common Share Data
Net Income
Basic	$0.22	$0.01	2,100.0	$0.75	$0.64	17.2
Diluted	0.22	0.01	2,100.0	0.75	0.63	19.0
Core operating earnings (2)
Basic	$0.22	$0.01	2,538.5	$0.75	$0.64	18.2
Diluted	0.22	0.01	2,566.9	0.75	0.63	18.9
Dividends	—	—	NM	—	0.30	(100.0)
Market Value:
High	$12.32	$18.93	(34.9)	$14.85	$18.93	(21.6)
Low	9.94	10.06	(1.2)	8.53	3.76	126.9
Close	11.90	11.29	5.4	11.90	11.29	5.4
Book Value	25.00	24.26	3.1	25.00	24.26	3.1
Tangible Book Value	17.16	16.44	4.4	17.16	16.44	4.4
Shares outstanding, end of period (000)	8,118	8,118	—	8,118	8,118	—
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.82%	2.0	3.89%	3.76%	3.7
Return on average assets -GAAP	0.44%	0.11%	307.5	0.39%	0.36%	11.1
Return on average equity- GAAP	3.72%	0.94%	297.2	3.40%	3.09%	9.9
Efficiency ratio (2) -GAAP	64.28%	58.93%	9.1	63.89%	61.50%	3.9
Effective tax rate	28.50%	-1750.00%	(101.6)	27.03%	27.05%	(0.1)
Dividend payout ratio (basic)	0.00%	0.00%	NM	0.00%	46.09%	(100.0)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

Non-GAAP Disclosure Reconciliations

First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance's ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

	Three months ended		Twelve Months Ended
Core Operating Earnings	December 31,		December 31,
(dollars in thousands, except per share data)	2010	2009	2010	2009
Net Income	$2,268	$555	$8,109	$7,194
Acquisition related charges	10	—	63	—
Tax effect	(4)	—	(22)	—

After-tax non-operating items	6	—	41	—

Core operating earnings	$2,274	$555	$8,150	$7,194

Acquisition related charges in 2010 reflect charges associated with the purchase of the group benefits business from Andres, O'Neil & Lowe.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands)	2010	2009	2010	2009
Gain from sale of mortgage loans	$1,755	$1,468	$7,017	$8,744
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	856	751	$3,119	2,860
Amortization of mortgage servicing rights	(1,008)	(546)	$(2,642)	(3,171)
Mortgage servicing rights valuation adjustments	1,130	397	$353	1,314

	978	602	830	1,003

Total revenue from sale and servicing of mortgage loans	$2,733	$2,070	$7,847	$9,747

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31,
	(dollars in thousands)
	2010			2009
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,496,374	$21,559	5.72%	$1,600,265	$23,517	5.83%
Securities	161,638	1,786	4.45%	134,575	1,628	4.82%
Interest Bearing Deposits	164,822	105	0.25%	96,185	60	0.25%
FHLB stock	21,372	201	3.73%	21,376	229	4.25%

Total interest-earning assets	1,844,206	23,651	5.09%	1,852,401	25,434	5.45%
Non-interest-earning assets	219,759			205,818

Total assets	$2,063,965			$2,058,219

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,376,081	$4,030	1.16%	$1,383,370	$5,896	1.69%
FHLB advances and other	116,889	1,086	3.69%	146,930	1,249	3.37%
Other Borrowings	50,992	126	0.98%	49,649	137	1.09%
Subordinated debentures	36,223	332	3.64%	36,112	332	3.65%

Total interest-bearing liabilities	1,580,185	5,574	1.40%	1,616,061	7,614	1.87%
Non-interest bearing deposits	225,435	—	—	189,029	—	—

Total including non-interest-bearing demand deposits	1,805,620	5,574	1.22%	1,805,090	7,614	1.67%
Other non-interest-bearing liabilities	16,443			17,977

Total liabilities	1,822,063			1,823,067
Stockholders’ equity	241,902			235,152

Total liabilities and stockholders’ equity	$2,063,965			$2,058,219

Net interest income; interest rate spread		$18,077	3.69%		$17,820	3.58%

Net interest margin (3)			3.89%			3.82%

Average interest-earning assets to average interest bearing liabilities			117%			115%

	Twelve Months Ended December 31,
	2010			2009
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,538,388	$88,775	5.77%	$1,600,725	$93,850	5.86%
Securities	154,648	7,151	4.71%	128,806	6,773	5.23%
Interest Bearing Deposits	121,911	303	0.25%	71,366	149	0.21%
FHLB stock	21,375	879	4.11%	21,376	955	4.47%

Total interest-earning assets	1,836,322	97,108	5.29%	1,822,273	101,727	5.58%
Non-interest-earning assets	218,486			202,960

Total assets	$2,054,808			$2,025,233

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,389,330	$19,222	1.38%	$1,370,826	$26,102	1.90%
FHLB advances and other	127,281	4,711	3.70%	146,978	5,114	3.48%
Other Borrowings	47,046	455	0.97%	44,247	570	1.29%
Subordinated debentures	36,228	1,314	3.63%	36,208	1,471	4.06%

Total interest-bearing liabilities	1,599,885	25,702	1.61%	1,598,259	33,257	2.08%
Non-interest bearing deposits	200,864	—	—	176,513	—	—

Total including non-interest-bearing demand deposits	1,800,749	25,702	1.43%	1,774,772	33,257	1.87%
Other non-interest-bearing liabilities	15,264			17,742

Total liabilities	1,816,013			1,792,514
Stockholders’ equity	238,795			232,719

Total liabilities and stockholders’ equity	$2,054,808			$2,025,233

Net interest income; interest rate spread		$71,406	3.68%		$68,470	3.50%

Net interest margin (3)			3.89%			3.76%

Average interest-earning assets to average interest bearing liabilities			115%			114%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009
Summary of Operations
Tax-equivalent interest income (1)	$23,651	$24,373	$24,655	$24,427	$25,434
Interest expense	5,574	6,295	6,788	7,044	7,614
Tax-equivalent net interest income (1)	18,077	18,078	17,867	17,383	17,820
Provision for loan losses	5,652	5,196	5,440	6,889	8,470
Tax-equivalent NII after provision for loan losses (1)	12,425	12,882	12,427	10,494	9,350
Investment securities gains (losses)	(14)	(190)	(71)	(64)	(1,394)
Non-interest income (excluding securities gains/losses)	7,568	7,669	5,862	6,830	6,970
Non-interest expense	16,485	17,102	15,045	14,832	14,609
Income taxes	904	668	808	624	(525)
Net income	2,268	2,275	2,059	1,506	555
Dividends Declared on Preferred Shares	(463)	(463)	(462)	(463)	(447)
Accretion on Preferred Shares	(43)	(43)	(42)	(40)	(41)
Net Income (Loss) Applicable to Common Shares	1,762	1,769	1,555	1,003	67
Tax equivalent adjustment (1)	322	316	306	298	287
At Period End
Total assets	$2,036,511	$2,042,239	$2,038,656	$2,058,775	$2,057,523
Earning assets	1,867,733	1,866,939	1,858,300	1,884,650	1,879,725
Loans	1,519,503	1,549,677	1,571,413	1,576,602	1,617,122
Allowance for loan losses	41,080	41,343	38,852	38,980	36,547
Deposits	1,575,419	1,590,648	1,580,520	1,599,584	1,580,226
Stockholders’ equity	240,331	241,029	238,438	235,655	234,086
Stockholders’ equity / assets	11.80%	11.80%	11.70%	11.45%	11.38%
Goodwill	57,556	57,556	57,556	56,585	56,585
Average Balances
Total assets	$2,063,965	$2,045,835	$2,060,925	$2,048,506	$2,058,219
Earning assets	1,844,206	1,823,911	1,845,306	1,831,867	1,852,401
Deposits and interest-bearing liabilities	1,805,620	1,790,022	1,808,944	1,798,408	1,805,090
Loans	1,496,374	1,545,378	1,551,396	1,560,405	1,600,265
Deposits	1,601,516	1,585,300	1,597,820	1,576,140	1,572,399
Stockholders’ equity	241,902	240,709	237,076	235,492	235,152
Stockholders’ equity / assets	11.72%	11.77%	11.50%	11.50%	11.43%
Per Common Share Data
Net Income:
Basic	$0.22	$0.22	$0.19	$0.12	$0.01
Diluted	0.22	0.22	0.19	0.12	0.01
Dividends	0.00	0.00	0.00	0.00	0.00
Market Value:
High	$12.32	$10.63	$14.85	$12.33	$18.93
Low	9.94	8.55	8.53	9.20	10.06
Close	11.90	10.06	8.94	10.12	11.29
Book Value	25.00	25.10	24.78	24.45	24.26
Shares outstanding, end of period (in thousands)	8,118	8,118	8,118	8,117	8,118
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.94%	3.89%	3.85%	3.82%
Return on average assets	0.44%	0.44%	0.40%	0.30%	0.11%
Return on average equity	3.72%	3.75%	3.48%	2.59%	0.94%
Efficiency ratio (2)	64.28%	66.42%	63.40%	61.26%	58.93%
Effective tax rate	28.50%	22.70%	28.18%	29.30%	-1750.00%
Common dividend payout ratio (basic)	0.00%	0.00%	0.00%	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009

Loan Portfolio Composition
One to four family residential real estate	$209,590	$213,574	$217,603	$222,099	$227,592
Construction	32,497	31,722	43,333	46,369	48,626
Commercial real estate	764,447	776,972	790,521	797,449	806,889
Commercial	369,530	372,583	364,281	352,923	379,408
Consumer finance	23,027	27,060	28,961	31,718	34,105
Home equity and improvement	133,412	137,747	140,969	144,826	147,977

Total loans	1,532,503	1,559,658	1,585,668	1,595,384	1,644,597
Less:
Loans in process	12,080	9,030	13,283	17,794	26,494
Deferred loan origination fees	920	951	972	988	981
Allowance for loan loss	41,080	41,343	38,852	38,980	36,547

Net Loans	$1,478,423	$1,508,334	$1,532,561	$1,537,622	$1,580,575

Allowance for loan loss activity
Beginning allowance	41,343	38,852	38,980	36,547	31,248
Provision for loan losses	5,652	5,196	5,440	6,889	8,470
Credit loss charge-offs:
One to four family residential real estate	483	1,164	1,135	326	884
Commercial real estate	4,806	688	1,243	3,191	1,912
Commercial	388	842	3,153	735	354
Consumer finance	55	28	16	25	75
Home equity and improvement	347	148	156	399	134

Total charge-offs	6,079	2,870	5,703	4,676	3,359
Total recoveries	164	165	135	220	188

Net charge-offs (recoveries)	5,915	2,705	5,568	4,456	3,171

Ending allowance	$41,080	$41,343	$38,852	$38,980	$36,547

Credit Quality
Non-accrual loans	$41,040	$37,377	$31,804	$33,567	$41,191
Restructured loans, accruing	6,062	8,784	8,918	7,023	6,715

Total non-performing loans (1)	47,102	46,161	40,722	40,590	47,906
Real estate owned (REO)	9,591	11,127	12,735	12,768	13,527

Total non-performing assets (2)	$56,693	$57,288	$53,457	$53,358	$61,433

Net charge-offs	5,915	2,705	5,568	4,456	3,171

Allowance for loan losses / loans	2.70%	2.67%	2.47%	2.47%	2.26%
Allowance for loan losses / non-performing assets	72.46%	72.17%	72.68%	73.05%	59.49%
Allowance for loan losses / non-performing loans	87.21%	89.56%	95.41%	96.03%	76.29%
Non-performing assets / loans plus REO	3.71%	3.67%	3.37%	3.36%	3.77%
Non-performing assets / total assets	2.78%	2.81%	2.62%	2.59%	2.99%
Net charge-offs / average loans (annualized)	1.58%	0.70%	1.44%	1.14%	0.79%

Deposit Balances
Non-interest-bearing demand deposits	$216,699	$213,414	$190,140	$187,231	$189,132
Interest-bearing demand deposits and money market	555,434	543,539	517,170	525,311	499,575
Savings deposits	144,491	141,190	140,473	138,364	130,156
Retail time deposits less than $100,000	465,774	485,777	527,421	539,313	550,172
Retail time deposits greater than $100,000	151,258	161,413	158,069	161,071	163,838
National/Brokered time deposits	41,763	45,315	47,247	48,294	47,353

Total deposits	$1,575,419	$1,590,648	$1,580,520	$1,599,584	$1,580,226

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

December 31, 2010
One to four family residential real estate	$209,590	$195,699	$3,371	$7,232	$3,288
Construction	32,497	32,433	—	64	—
Commercial real estate	764,447	737,621	2,942	21,737	2,147
Commercial	369,530	355,654	1,983	11,547	346
Consumer finance	23,027	22,714	299	14	—
Home equity and improvement	133,412	130,165	2,520	446	281

Total loans	1,532,503	$1,474,286	$11,115	$41,040	$6,062

September 30, 2010
One to four family residential real estate	$213,574	$200,573	$2,483	$6,589	$3,929
Construction	31,722	31,553	—	169	—
Commercial real estate	776,972	745,663	3,420	23,421	4,468
Commercial	372,583	364,958	318	6,955	352
Consumer finance	27,060	26,842	184	34	—
Home equity and improvement	137,747	135,825	1,678	209	35

Total loans	$1,559,658	$1,505,414	$8,083	$37,377	$8,784

June 30, 2010
One to four family residential real estate	$217,603	$202,472	$4,790	$6,457	$3,884
Construction	43,333	43,079	—	254	—
Commercial real estate	790,521	763,913	4,057	17,912	4,639
Commercial	364,281	356,500	508	6,898	375
Consumer finance	28,961	28,767	177	17	—
Home equity and improvement	140,969	139,219	1,464	266	20

Total loans	$1,585,668	$1,533,950	$10,996	$31,804	$8,918

December 31, 2009
One to four family residential real estate	$227,592	$215,209	$4,333	$5,349	$2,701
Construction	48,625	47,950	—	675	—
Commercial real estate	806,890	775,604	3,280	24,042	3,964
Commercial	379,408	367,592	1,151	10,615	50
Consumer finance	34,105	33,669	377	59	—
Home equity and improvement	147,977	145,481	2,045	451	—

Total loans	$1,644,597	$1,585,505	$11,186	$41,191	$6,715